DEBENTURE INVESTMENT AGREEMENT

                                     Between

                             IFS INTERNATIONAL, INC.

                                       And

                           NEW YORK STATE SCIENCE AND
                            TECHNOLOGY FOUNDATION
                             99 Washington Avenue,
                             Albany, New York 12210

                                       For

                CONVERTIBLE SEVEN AND ONE-HALF PERCENT DEBENTURES


     WHEREAS, IFS International, Inc., (hereinafter called the "Company"), will be issuing three (3), seven and one-half percent (7 1/2%) convertible debentures, two in the face amount of Eighty Thousand and 00/100 Dollars ($80,000.00) each and one in the face amount of Ninety Thousand and 00/100 Dollars ($90,000.00) (hereinafter called the "Debentures"), such Debentures to be purchased by New York State Science and Technology Foundation, (hereinafter called the "Purchaser"); and

     WHEREAS, Wellsway Ventures, Inc. (hereinafter called "Wellsway"), the parent company of IFS International, Inc. will be guaranteeing the repayment by the Company of the Debentures and the performance by the Company of its obligations under this Agreement; and

     WHEREAS, any successor in interest to the Purchaser with respect to any Debenture issued as aforesaid shall also be included in the definition of "Purchaser"; and

     WHEREAS, it is intended that the provisions of this Agreement shall apply to each and every Debenture issued hereunder.

     NOW, THEREFORE, it is agreed by and between the Company and the Purchaser as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants as follows:

          (a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of New York. It is duly qualified in the State of Ohio and or will duly qualify as a foreign corporation and will remain in good standing in all other jurisdictions, if any, where its activities make such qualification necessary. It is duly authorized under all applicable provisions of law to carry on its businesses as now conducted.

          (b) The Company is duly authorized under all applicable provisions of law, its Certificate of Incorporation, and its By-Laws to enter into and perform this Agreement. The entering into and performing of this Agreement will not result in a breach or a default under any agreement or instrument to which it is a party, and will not result in the creating of any security interest, lien, charge, or encumbrance upon any of its assets under any such agreement or instrument. This Agreement hereinafter provided for is, and upon the execution and delivery hereof, it will be a valid and enforceable obligation of the Company in accordance with its terms.

          (c) The Company's entire authorized stock consists of four million (4,000,000) shares of common stock, $.00001 par value, of which four thousand (4,000) shares are issued and outstanding and three million (3,000,000) shares of convertible preferred stock, $.0001 par value, of which two million three hundred sixty four thousand, five hundred eighty-seven (2,364,587) shares are issued and outstanding. All such issued and outstanding shares have been validly issued and are fully paid and non-assessable.

          (d) The Company has delivered or caused to be delivered to the Purchaser, the financial statements listed below, upon which financial statements the Purchaser has relied in making this investment:

               The balance sheet and the statements of profit and loss and cash flows of the Company as of April 30, 1988, as reported on by Coopers & Lybrand, and all interim reports requested by Purchaser.

          The Company covenants that the foregoing financial statements were all prepared in accordance with generally accepted accounting principles consistently applied, and are correct and complete in all material respects and fairly represent the financial condition of the Company as of the date of said balance sheet and the results of the operations of the Company for the periods covered by said financial statements. There has been no material adverse change in the financial condition or the assets of the Company since the last dated balance sheet or sheets.

          (e) The Company has good marketable title to all assets reflected in the last dated balance sheet referred to above, except assets sold or disposed of in the ordinary course of its business since the date of said balance sheet. None of said assets are subject to any mortgages, security interests, liens, charges, pledges, or encumbrances not referred to in said balance sheet, except liens, if any, in respect to current taxes and other encumbrances previously disclosed to Purchaser.

          (f) The Company possesses all patents, trademarks, trade names, copyrights, and licenses necessary to carry on its business as now conducted without known conflict with the valid patents, trademarks, trade names, copyrights and licenses of others.

          (g) With the exception of those matters referred to at Addendum II hereof, the Company is not a party to any agreement, or subject to any corporate restrictions (including without limitation any agreements among stockholders) that materially and adversely affect its business, its assets, or its financial condition.

          (h) No material litigation in any court or proceeding before any commission or other administrative authority is pending or threatened against the Company.

          (i) The Company has filed all tax and similar returns as due and has paid or provided for the payment of all taxes and assessments due. The Company has no knowledge of any claims for unpaid taxes which might become a lien upon its assets.

          (j) The Company has completed all financial transactions required to be completed prior to the purchase herein all in accord with Addendum III hereof.

     2. Affirmative Covenants and Agreements of the Company. The Company covenants and agrees that, until the earlier of (i) the lapse of five years from the execution of this Agreement between the parties, or (ii) the Company redeems all of the Debentures:

          (a) The Company will promptly pay or discharge all taxes, assessments, charges, or levies imposed upon it or upon any of its property and all lawful claims for labor, material, or supplies which, if unpaid, might become a lien or charge upon any such property. The Company may, however, contest any such claim deferring payment pending court resolution of the dispute unless the Purchaser in its reasonable judgment determines that such failure to pay will seriously jeopardize the Company's ability to pay the obligations due Purchaser in which event the Company may bond the claim and proceed with its defense.

          (b) The Company will do all things necessary to preserve and keep in full force and effect its corporate existence and rights except that the Company may merge or consolidate with or into Wellsway so long as a major portion of the Company's operations now located in the State of New York do not relocate outside of New York as a result of such transaction.

          (c) The Company will maintain its properties in good repair and condition and will make all needed renewals and replacements so that its business may be properly and advantageously conducted at all times. It will comply with all statutes, ordinances, rules, regulations, and orders of any federal, state, municipal authority or official having jurisdiction over its property; provided that it may contest in good faith any statutes, ordinances, rules, regulations, and orders of such bodies or officials in any reasonable manner without adversely affecting its rights under this Agreement.

          (d) The Company will at all times keep proper books of record and account in accordance with sound bookkeeping practices. The Company hereby authorizes the Purchaser, upon ten (10) days' advance notice and at the Purchaser's expense, to make or cause to be made, in such manner and at such times as the Purchaser may reasonably require: (i) inspection and audits of any books, records and papers in the custody or control of the Company or others, relating to the Company's financial or business conditions, including the making of copies thereof and extracts therefrom, and (ii) inspections and appraisals of any of the Company's property or assets. In the event that the Debentures or the common shares issued upon conversion of the Debentures shall cease to be owned by a bona fide investment or financial institution, the right of inspection referred to in the previous sentence shall be subject to the consent of the Company, such consent not to be unreasonably withheld. The Company hereby authorizes all federal, state and municipal authorities to furnish reports of examination, records, and other information relating to the conditions and affairs of the Company and any desired information from reports, returns, files and records of such authorities upon request therefor by the Purchaser. The Company will furnish to the Purchaser copies of all financial reports and/or audited financial statements at the same time said financial reports and/or statements are sent to the Company's shareholders or to the shareholders of Wellsway.

          (e) The Company will furnish to the Purchaser promptly after their effectiveness copies of all amendments or other documents modifying the Certificate of Incorporation of the Company certified by the Secretary of State, and copies of all amendments to the By-Laws of the Company certified by its Secretary.

          (f) The Company will promptly notify the Purchaser in writing upon the occurrence of any Event of Default as defined in each Debenture.

          (g) The Company's principals -- Charles Caserta and Frank Pascuito -- will maintain in the aggregate at least 35% ownership in the Company or in any company into which the Company merges or is consolidated.

     3. Negative Covenants and Agreements of the Company. The Company agrees that without the written consent of the Purchaser:

          (a) The Company will not guarantee the obligations of any person, firm or corporation, except (i) guarantees of the obligations of Wellsway, or
     (ii) endorsement of negotiable instruments for deposit or collection and other activities in the ordinary course of business. The Company will not lend or give any preferential treatment, or make any advances, directly or indirectly, by way of loan, gift, bonus or otherwise, to any other persons, firms or corporations or invest in the securities of any other corporations, except in the ordinary course of business;

          (b) The Company will not pledge or otherwise create or suffer the imposition of any liens, security interests, charges or encumbrances upon any of its properties, except in the ordinary course of business.

          (c) With the exception of a merger or consolidation with Wellsway, the Company will not consolidate with or merge into any other corporation, nor sell, lease or otherwise dispose of all or any substantial part of its assets to any other person, firm or corporation. The Company may sell and dispose of such items of machinery and equipment as may become obsolete or unfit for use or which in its judgment are no longer necessary for the conduct of its business.

          (d) The Company will not change the general character of its business as conducted on the date hereof, or engage directly or indirectly in any other type of business.

          (e) The Company will not pay any dividends on, make any other distribution (except distributions of stock or securities) in respect of, or apply to the purchase, redemption, or other acquisition for value of, any shares of its stock of any class, unless the Company after such action shall have retained earnings at least equal to the face value of the outstanding principal balance of the Debentures.

          (f) The Company will not pay unreasonable compensation to employees owning in excess of ten percent (10%) of the outstanding shares of any class or kind of its stock.

          (g) The Company's principals shall not engage in any competing activities, loan monies to any competing companies or entities or acquire any equity position in any competing company.

          (h) The Company's principals will not pledge their holdings in the Company or in any company into which the Company is merged or consolidated.

          (i) The Company will not enter into any severance agreements with its employees except in the ordinary course of business.

          (j) Purchaser's consent for any of the foregoing will not be unreasonably withheld and will be deemed given if its authorized agents do not give the Company written objections within ten days after Purchaser receives written notice of the prospective action Company wishes to take, sent in the manner provided in
     Section 13 hereof.

     4. New York Business. The Company covenants and agrees to keep its principal place of business and its operations in New York State for five years or until the Company has consolidated or merged or sold substantially all of its assets, unless the Purchaser is no longer a creditor of the Company and has sold substantially all of its interest in the Company. If the Company's principal place of business or its operations leave New York State as a result of a merger or the sale of its assets, the Company will, upon demand that the merged corporation or the purchaser, as the case may be, immediately pay all principal and interest due on any outstanding Debentures and will cause the repurchase of any shares of Common Stock purchased by the Purchaser pursuant to its Conversion Privilege at their then fair market value as part of such transaction. In addition, the Company covenants and agrees to use the proceeds of the Debentures so that the economic benefits resulting from the expenditures of such proceeds shall accrue within New York State.

     5. Conversion Privileges. Subject to the provisions for adjustment hereinafter set forth in Section 6 and 10, each Debenture shall be convertible at the option of the holder thereof, upon surrender to the Company of the Debenture to be converted, into fully paid and non-assessable shares of common stock of Wellsway ("Common Stock"), at the Conversion Price per share as set forth in Section 6 of the Debenture (the "Conversion Price"). Any Debentures so surrendered for conversion shall be surrendered to the Company together with a written notice to the

Company of the election to make such conversion and of the name or names in which the certificate or certificates of Common Stock shall be issued. The Company shall pay all taxes (except taxes upon or measured by the income of the Purchaser) and other charges in respect of the issue of Common Stock upon any such conversion.

     6. Adjustment for Stock Changes. The number of shares of the Common Stock and the number of shares of other stock of Wellsway, if any, into which each Debenture is convertible shall be subject to adjustment from time to time as follows:

          (a) Whenever Wellsway shall (i) take a record of the holders of the Common Stock for the purpose of determining the holders entitled to receive a dividend declared payable in stock of Wellsway, (ii) subdivide the outstanding shares of the Common Stock, (iii) combine the outstanding shares of the Common Stock into a smaller number of shares, or (iv) issue by reclassification of the Common Stock any shares of stock of Wellsway, the Conversion Price shall be adjusted so that the holder of each Debenture shall thereafter be entitled to receive upon the conversion of such Debenture the number of shares of Common Stock of Wellsway which he would own or be entitled to receive after the happening of any of the events described above had such Debenture been converted immediately prior to the happening of such event, subject to such further adjustment as may be required by application of the provisions of this Section 6 and Section 10 hereof prior to the date of conversion.

          (b) Whenever Wellsway shall permit any person to subscribe for or purchase shares of the Common Stock at a price per share less than the Conversion Price, the provisions of Section 10 hereto shall apply.

          (c) Anything in the provisions of sub-paragraph (b) of this Section 6 to the contrary notwithstanding, if Wellsway shall take a record of the holders of the Common Stock for the purpose of determining the holders entitled to receive any dividend, subscription or purchase rights and shall, thereafter and before the delivery to shareholders of any such dividend, subscription or purchase rights, legally rescind the authorization or abandon its plan to pay or deliver such dividend, subscription or purchase rights, then no adjustment in the number of shares of the Common Stock or of other stock of Wellsway into which each Debenture is convertible shall be required by reason of the taking of such record.

          (d) Anything in the provisions of sub-paragraph (b) of this Section 6 to the contrary notwithstanding, no adjustment in the number of shares of the Common Stock into which each Debenture is convertible shall be required under such provisions as a result of any rights given to employees of the Company, Wellsway or any of its subsidiaries under any employee stock option or purchase plan now in existence, or hereinafter adopted with the consent of the Purchaser.

          (e) Whenever any adjustment is required in respect of the shares of the Common

     Stock into which each Debenture is convertible, the Company shall forthwith (i) cause to be prepared a statement describing in reasonable detail the adjustment and the method of calculation used, and certified by an independent firm of public accountants of recognized standing selected by the Board of Directors of the Company, and (ii) cause a copy of such notice to be mailed to the Purchaser at the close of business on the day preceding the effective date of such adjustment.

          (f) No fractions of shares of stock of any class of Wellsway at any time authorized shall be issuable upon any conversion of the Debentures. In lieu of any such fraction of a share, the person entitled to an interest in respect of such fraction shall be entitled, as determined from time to time by the Board of Directors of Wellsway, to either (i) a scrip certificate for a fraction of a share, with such terms and conditions as the Board of Directors of Wellsway shall prescribe, or (ii) the cash equivalent of such fraction based upon the Conversion Price per share thereof on the date of such conversion.

          (g) The number of shares of the Common Stock outstanding at any time shall, for the purposes of sub-paragraph (b) of this Section 6 include shares of the Common Stock issuable in respect of outstanding scrip certificates at the time still exchangeable for full shares of the Common Stock.

          (h) Wellsway shall at all times reserve and keep available out of its authorized but unissued stock of each class the full number of shares of such stock into which all

     Debentures from time to time outstanding are convertible.

          (i) Conversion may be required by the Purchaser at any time before the 60th day subsequent to written notice of redemption pursuant to Section 9 of each Debenture and until a particular Debenture shall have been chosen for redemption by the Company.


     7. Key Man Insurance. The Company will, as long as it is bound by the terms of Section 3 hereof, maintain Key Man Life Insurance policies in the amount of $125,000.00 each on the lives of Charles Caserta and Frank Pascuito. The proceeds of any such insurance are to be assigned to the Purchaser. Within 30 days after it receives written notice of the death of either Mr. Caserta or Mr. Pascuito, the Purchaser shall have the option of requiring the Company to redeem from the insurance proceeds (and only from the insurance proceeds) any or all Debentures remaining outstanding, or after conversion a portion, or, if there are sufficient funds, all of the shares of Common Stock purchased by the Purchaser pursuant to its Conversion Privilege. The purchase price for shares of Common Stock to be redeemed pursuant to this Section 7 shall be an amount per share equal to the purchase price therefor paid by the Purchaser. Such optional redemption shall be exercised by notice, in writing to the Company, which notice shall specify the date of redemption (which date shall not be more than 10 days after receipt of such notice, and in no event later than such 30-day period) and the amount of Debentures or number of shares of Common Stock to be redeemed. Upon the written request of the Purchaser, the Company will designate the Purchaser the beneficiary of such insurance and make such ar-rangements and execute such documents as are necessary to give effect to the intent of this Section 7. In no event, however, shall the Purchaser receive greater than the sums due on all outstanding Debentures held by it and the fair market value of its shares as hereinafter defined.


     8. Registration Rights. The Purchaser shall have the following registration rights with respect to the Debentures and any shares of Common Stock purchased pursuant to its Conversion Privilege, Adjustment Shares and Additional Shares as hereinafter defined ("Shares(s)").

          (a) Restrictions on Transferability. Neither the Shares nor the Debentures shall be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 in the case of Section 8(k) hereof, to assist in an orderly distribution. The Purchaser will cause any proposed transferee of any Debenture and/or Shares to take and hold the Debentures and/or Shares subject to the provisions and upon the conditions specified in this Section 8.

          (b) Certain Definitions. As used in this Section 8, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933.

          "Restricted Securities" shall mean the securities of the Company and the securities of Wellsway required to bear or bearing the legend set forth in Section 8(c) hereof.

          "Registrable Securities" shall mean (i) the Debentures; (ii) the Shares and (iii) any securities issued in respect of Shares pursuant to any stock split, stock dividend, recapitalization or similar event.

          The terms "Register", "Registered" and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933 and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses including, without limitation, all registration and filing fees, printing expenses, blue sky fees and expenses, and the expense of any special audits to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

          "Holder" shall mean any holder of the outstanding Shares or Registrable Securities which have not been sold to the public.

          (c) Restrictive Legend. Each Debenture and each certificate representing (i) the Shares, or (ii) other securities issued in respect of the Shares pursuant to any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act of 1933) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):


             THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


          Upon request of Purchaser, the Company or Wellsway shall remove the foregoing legend from the Debentures and/or the certificate or issue to Purchaser a new Debenture and/or certificate therefor free of any transfer legend, if, with such request, the Company (or Wellsway, as the case may be) shall have received either the opinion referred to in Section 8(d)(i) hereof or the "no-action" letter referred to in Section 8(d)(ii) hereof, or a combination of subsections (i) and (ii) thereof to the effect that any transfer by Purchaser of the securities evidenced by such Debenture and/or certificate will not violate the Securities Act of 1933.

          (d) Notice of Proposed Transfers. Purchaser agrees to comply in all respect with the provisions of this Section 8(d). At least fifteen days prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 8(g) hereof), Purchaser shall give written notice to the Company (or to Wellsway in the case of a proposed transfer of the Shares) of Purchaser's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either
     (i) a written opinion of legal counsel which shall be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without Registration under the Securities Act of 1933, or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without Registration under the Securities Act of 1933 will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or a combination of subsections (i) and (ii) immediately herein-above, whereupon the Purchaser shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered to the Company or Wellsway. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8(c) above, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with the Securities Act of 1933.

          (e) Company Registration.

               (i) If, after the date hereof, Wellsway shall determine to Register any of its currently non-registered securities either for its own account or the account of a security holder, or holders exercising their respective demand Registration rights, other than: (i) a Registration relating solely to employee benefit plans, (ii) a Registration relating solely to a business combination whether under Commission Rule 145 transaction or otherwise; (iii) the 600,000 shares to be registered to the account of certain security holders of Wellsway pursuant to the Acquisition Agreement under which Wellsway became the parent company for the Company; or (iv), a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or unless the Managing Underwriter shall object to the inclusion of the Purchaser's Registrable Securities in the offering, the Company shall, or shall cause Wellsway to:

                    (A) promptly give the Purchaser written notice thereof
               (which shall include a list of the jurisdictions in which Wellsway intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (B) include in such Registration (and any related
               qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Purchaser within fifteen (15) days after receipt of the written notice described in clause (i)(A) above, except as set forth in Section 8(e)(ii) below. Such written request may specify all or a part of the Purchaser's Registrable Securities.

               (ii) Underwriting. If the registration of which the Company or Wellsway gives notice is for a registered public offering involving an underwriting, the Company or Wellsway shall so advise Purchaser as a part of the written notice given pursuant to Section 8(e)(i)(A). In such event the right of the Purchaser to Registration pursuant to
          Section 8(e) shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's Registrable Securities in the underwriting to the extent provided herein. If Purchaser proposes to distribute its securities through such underwriting, Purchaser shall (together with Wellsway and other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by Wellsway. Notwith-standing any other provision of this Section 8(e), if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the Registration and underwriting to such amount as the underwriter may deem appropriate. The Company or Wellsway shall so advise Purchaser, and the number of shares of securities that are entitled to be included in the Registration and underwriting shall be allocated as follows: The number of shares that may be included in the Registration and underwriting shall be allocated among all selling shareholders, other than Wellsway, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities so held. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company or Wellsway and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          (f) Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 8 shall be borne by the Company or Wellsway, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (g) Registration Procedures. In the case of each registration effected pursuant to Section 8, the Company or Wellsway will keep Purchaser advised in writing as to the initiation of such Registration and as to the completion thereof. At its expense, the Company shall, or shall cause Wellsway to:


               (i) Keep such Registration effective for a period of 90 days or until the Purchaser has completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (ii) Furnish such number of prospectuses and other documents incident thereto as Purchaser from time to time may reasonably request.

          (h) Indemnification.

               (i) The Company will indemnify Purchaser, each of its officers, directors and employees, and each person controlling or controlled by the Purchaser, with respect to which Registration, qualification or compliance has been effected pursuant to this Section 8, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notifi-cation or the like) incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company or Wellsway of any securities act or any rule or regulation thereunder applicable to the Company or Wellsway and relating to action or inaction required of the Company or Wellsway in connection with such Registration, qualification or compliance and will reimburse the Purchaser, each of its officers, directors and employees and each person controlling or controlled by the Purchaser, for any legal and any other expenses reasonably incurred in connection with investigating and/or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission resulting from written information furnished by Purchaser and stated to be specifically for use in such Registration, qualification or compliance.

               (ii) The Purchaser will, if Registrable Securities held by the Purchaser are included in the securities as to which such Registration, qualification or compliance is being effected, indemnify the Company, Wellsway and each of their respective directors and officers, each person who controls or is controlled by the Company or Wellsway, each other Holder and each of their officers, directors and employees, and each person controlling or controlled by such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and/or Wellsway and such Holders, directors, officers, partners, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by the Purchaser and stated to be specifically for use therein.

               (iii) Each party entitled to indemnification under this Section 8(h) ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
          Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff, to such Indemnified Party, of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.


          (i) Information by Purchaser. Purchaser shall furnish such information regarding Purchaser and the distribution proposed by Purchaser as the Company or Wellsway may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Section 8.

          (j) Transfer or Assignment of Registration Rights. The rights to cause Wellsway to Register securities granted under Section 8(e) may be transferred or assigned to a transferee or assignee of any Registrable Securities, provided Wellsway is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities transferred or assigned or the securities with respect to which such Registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonably judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of the Purchaser under this Section 8.


          (k) "Market Stand-off" Agreement. The Purchaser agrees, if requested by the Company or Wellsway and an underwriter of Common Stock (or other securities) of Wellsway, not to sell or to otherwise transfer or dispose of any Common Stock (or other securities) of Wellsway held by it during the ninety (90) day period following the effective date of a registration statement of Wellsway filed under the Securities Act of 1933, except for Shares which are the subject to such registration statement.

     9. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

          (a) It and/or its officers or employees are experienced in evaluating and investing in newly organized, high technology companies such as the Company.

          (b) It presently intends to acquire the Debentures, and pursuant to its Conversion Privileges, Company Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that neither the Debentures nor the Shares have not been registered under the Securities Act of 1933 by reason of the specified exemption from the registration provisions of such Securities Act which depends upon, among other things, the bona fide nature of its investment as expressed herein.

          (c) It has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's facilities.

     10. Anti-dilution Protection.

          (a) The Purchaser shall receive additional shares of Common Stock ("Additional Shares"), upon conversion or thereafter, in the event Wellsway issues Common Stock at any time theretofore or thereafter for a consideration (as determined in good faith by Wellsway's Board of Directors) ("New Price") less than Forty-Seven cents ($0.47) per Share ("Original Price") for Shares purchased upon conversion prior to ______________, 1991; Sixty cents ($0.60) per Share ("Original Price") for Shares purchased upon conversion after _______________, 1991 but prior to _______________, 1992; and Eighty-Two cents ($0.82) per Share ("Original Price") for Shares purchased after

     _____________, 1993 but prior to _______________, 1994.

          (b) The number of such Additional Shares to be issued to the Purchaser shall be equal to the number obtained by (i) subtracting the New Price from the applicable Original Price, (ii) multiplying such number thereby obtained by the number of shares purchased at such Original Price and held by the Purchaser or otherwise obtainable by conversion at that time, and then (iii) dividing that product by the New Price.

          (c) For purposes of this provision, the Original Price shall be adjusted for stock splits, stock dividends, recombinations, reclassifications and the like, and same shall be applicable to the New Price as established in Section 10(a).

          (d) This section shall not apply to the issuance of Common Stock through (i) Employee Stock Plans or Employee Incentive Stock Options Plans or (ii) fringe benefit plans, provided, however, that the total number of shares excluded from operation of this Section 10 by subsections (i) and
     (ii) shall not exceed 25 percent of Wellsway's capitalization outstanding from time to time on a fully diluted basis.

          (e) The provisions of Section 10(a) hereof shall not apply after (i) the lapse of a period of five years from the execution of this Agreement, or (ii) the Company completes a public offering of its securities.

     11. Meetings. The Company will provide the Purchaser in a timely manner with notices, agendas, minutes and other relevant documents pertaining to the Board of Directors' and Shareholders' meetings. At its option, Purchaser's representatives will be authorized to attend Board and Shareholder meetings as non-voting participating guests.

     12. Survival of Representations, Warranties, Covenants and Agreements. All representations and warranties, covenants and provisions in this Agreement or any certificate or document delivered in connection with this Agreement or pursuant thereto shall survive the making of the investment provided for herein and the delivery of the Debentures. Any partial invalidity of the provisions hereof shall not invalidate the remaining portions hereof.

     13. Notices and Demands. Any notices or demands required by this Agreement shall be in writing and shall be deemed sufficiently given if (i): delivered personally; (ii) mailed, certified or registered mail, return receipt requested; or (iii) sent by overnight courier service providing written evidence of delivery, to the party entitled to such notice or demand at the address set forth below opposite its name, or at such other address as either party may notify the other in writing.


     IFS INTERNATIONAL, INC.                    Rensselaer Technology Park
                                                125 Jordan Road
                                                Troy, New York 12180

     NEW YORK STATE SCIENCE                     99 Washington Avenue, Suite 1730
     AND TECHNOLOGY FOUNDATION                  Albany, New York 12210

     14. No Oral Modification or Waiver. This Agreement may not be changed, modified or rescinded orally. Any change, modification or rescission must be in writing and signed by the Company and the Purchaser or its transferees and assignees. Any waiver of the provisions of this Agreement shall not be effective unless made in writing and signed by the person against whom the enforcement of any such waiver is sought.

     15. Construction and Miscellaneous.

          (a) Entire Agreement. This Agreement and any Debentures issued hereunder contain the entire agreement and understanding of the parties. There are no other understandings, terms, or conditions, oral or written, and neither party has relied upon any representation, whether oral or written, express or implied, not contained herein. All prior understandings, terms, conditions, or agreements are deemed superseded and/or merged in this Agreement.

          (b) Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their respective successors (by merger, consolidation or otherwise) and assignees.

          (c) Severability. In the event any parts of this Agreement are found to be void or unenforceable, the remaining provisions of the Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

          (d) Governing Law. This Agreement has been negotiated, executed and shall be performed in the State of New York and shall be governed by the laws of that State.

          (e) Grammatical Usage. In construing this Agreement, feminine pronouns shall be substituted for those masculine in form (and vice versa), and plural terms shall be substituted for singular and singular for plural, in any place or situation where the context so requires.

          (f) Captions. The captions to this Agreement are inserted only for purposes of convenient reference and in no way define, limit or prescribe the scope of intent of this Agreement or any part hereof.

          (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered a legal original for all purposes. Any fully signed counterpart may be introduced into evidence in any action or proceeding without having to produce the others.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the ___ day of ________________. 1989.


                                       IFS INTERNATIONAL, INC.



                                       By:___________________________

                                       Title:________________________


                                       NEW YORK STATE SCIENCE
                                       AND TECHNOLOGY FOUNDATION



                                       By:___________________________

                                       Title:________________________

                               GUARANTY AGREEMENT



     WHEREAS, IFS International, Inc., a New York corporation ("IFS"), has made certain covenants and agreements (collectively, the "Obligations") with the New York State Science and Technology Foundation, a New York corporation (the "Foundation"), pursuant to (1) those certain 7.5% Convertible Debentures issued on _______, 1989 by IFS in favor of the Foundation (the "Debentures) and (2) that certain Debenture Investment Agreement by and between IFS and the Foundation dated _________, 1989 (the "Agreement");

     WHEREAS, Wellsway Ventures, Inc. (the "Guarantor") is the parent or holding company of IFS;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby guarantees to the Foundation the prompt performance by IFS of the Obligations and the payment of any losses, costs and expenses, including reasonable attorneys' fees incurred by the Foundation (all the foregoing being herein collectively called "Losses") arising out of the nonperformance of the Obligations; this Guaranty Agreement being upon the following terms and conditions:

     1. This instrument shall be an absolute and continuing guaranty, and shall remain in full force and effect for all periods during which IFS or its successors or assigns has any Obligations under the Debentures and the Agreement.

     2. If Guarantor becomes liable for any obligations of IFS to the Foundation other than under this Guaranty Agreement,such liability shall not be in any manner impaired or affected hereby, and the rights of the Foundation hereunder shall be cumulative of any and all other rights that the Foundation may ever have against Guarantor. The exercise by the Foundation of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     3. In the event of default by IFS in the performance of the Obligations, Guarantor shall, on demand and without further notice, without any notice having been given to Guarantor previous to such demand of the acceptance by the Foundation of this Guaranty Agreement, perform any part of the Obligations or pay any and all losses incurred by the Foundation as a result of such nonperformance by IFS, and it shall not be necessary for the Foundation, in order to enforce such performance or payment by Guarantor, first to institute suit or exhaust its remedies against IFS.

     4. Guarantor hereby agrees that its obligations under the terms of this Guaranty Agreement shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events:

          (a) Any waiver, change, discharge, amendment, extension, or other modification of any nature whatsoever to the terms and provisions of the Debentures and/or the Agreement.

          (b) Any neglect, delay, omission, failure or refusal by the Foundation to take or prosecute any action against IFS for a breach of the Debentures and/or the Agreement;

          (c) Any failure by the Foundation or IFS to notify Guarantor of any waiver, change, discharge, amendment, extension, or other modification of any of the terms or provisions of the Debentures and/or the Agreement or a breach of any nature whatsoever of any of the respective terms or provisions thereof by either IFS or the Foundation.

          (d) The merger or consolidation of IFS into any other corporation.

          (e) The insolvency of IFS, any assignment (voluntary or involuntary) by IFS for the benefit of its creditors, the institution (or subsequent decree) under any voluntary or involuntary proceedings, or the filing of any petition under any applicable liquidation, insolvency, reorganization, bankruptcy or similar debtor relief laws from time to time in effect.

          (g) The illegality of the Debentures and/or the Agreement.

     5. The provisions of this Guaranty Agreement are binding upon Guarantor and upon its successors and assigns. Guarantor represents to the Foundation that it has, or will have, a direct or indirect interest in IFS and Guarantor will receive direct and indirect material benefits from the performance by IFS of its Obligations under the terms of the Debentures and the Agreement. Guarantor may not, without the prior written consent of the Foundation, assign any of its obligations, rights, liabilities, or duties under this Guaranty Agreement.

     6. This Guaranty Agreement is for the benefit of the Foundation and its successors and assigns, and in the event of a permitted assignment by the Foundation of the Agreement and/or the Debentures, or any part thereof, or any of the rights and benefits thereunder, the rights and benefits hereunder may be transferred therewith.

     7. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telegraphed, telefaxed or upon actual receipt if mailed by certified or registered mail, postage prepaid:

                           If Guarantor, to:
                           Wellsway Ventures, Inc.



                           If to the Foundation, to:

                           New York State Science and Technology Foundation 99 Washington Avenue
                           Albany, New York 12210

or such other address as the party to be notified shall have furnished to the other part in writing.

     9. This Guaranty Agreement may be amended or modified only by a written instrument executed jointly by Guarantor and the Foundation or by their respective successors or assigns.

     10. This Guaranty Agreement is being executed and delivered, and is intended to be performed, in the State of New York, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation hereof.

     11. If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; the appropriate term or provision shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this

Guaranty Agreement; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     12. This Guaranty Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

     13. This Guaranty Agreement shall be binding upon and inure to the benefit of the Guarantor and the Foundation, and their respective, successors and assigns.

                             RESTRUCTURING AGREEMENT


     Agreement made as of the 6th day of May, 1993 among IFS INTERNATIONAL, INC. a New York corporation having its principal place of business at Rensselaer Technology Park, 125 Jordan Road, Troy, New York 12180 ("IFS"); NEW YORK STATE SCIENCE AND TECHNOLOGY FOUNDATION a New York corporation having its principal office and place of business at 99 Washington Avenue, Suite 1730, Albany, New York 12210 ("Foundation"); and WELLSWAY VENTURES, INC. a Delaware corporation having its principal place of business at _____________________________________________________ ("Wellsway").

     WHEREAS, the Foundation previously purchased IFS's seven and one-half percent (7.5%) Convertible Debenture in the principal amount of $80,000.00 due July 6, 1992 (referred to herein as Debenture Number 1); IFS's seven and one-half percent (7.5%) Convertible Debenture in the principal amount of $80,000.00 due July 6, 1993 (referred to herein as Debenture Number 2) and IFS's seven and one-half percent (7.5%) Convertible Debenture in the principal amount of $90,000.00 due July 6, 1994 (referred to herein as Debenture Number 3). These Debentures were all issued in accordance with the provisions of a certain Debenture

Investment Agreement between the parties dated July 6, 1989, (the
"Debenture Agreement"); and

     WHEREAS, Wellsway guaranteed IFS repayment of the Debentures and IFS' performance of its obligations under the Debenture Agreement pursuant to the provisions of a certain Guaranty Agreement dated July 6, 1989 (referred to herein as the ("Guaranty"); and

     WHEREAS, upon the request of IFS, the Foundation has agreed to extend and modify the payment terms of the Debentures and the Foundation has agreed to such revisions on the terms and conditions set forth herein.

     NOW, THEREFORE, in pursuant of said agreement and in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged by the parties, IFS and the Foundation agree as follows:

     1. Debenture Number 1 is hereby replaced in its entirety by IFS's Debenture in the principal amount of One Hundred Three

Thousand Dollars ($103,000.00) which Debenture shall be designated as Debenture Number 4 and shall be due and payable July 6, 1995. The other terms and conditions of Debenture Number 4 are as more fully set forth in said Debenture a true copy of which is attached hereto and made a part hereof.

     2. Debenture Number 2 is hereby be replaced in its entirety by IFS's Debenture in the principal amount of One Hundred Three Thousand Dollars ($103,000.00) which Debenture shall be designed as Debenture Number 5. Debenture Number 5 shall be due and payable July 6, 1996. The other terms and conditions of Debenture Number 5 are as more fully set forth in said Debenture a true copy of which is attached hereto and made a part hereof.

     3. Debenture Number 3 is hereby replaced in its entirety by IFS's Debenture in the principal amount of One Hundred Fifteen Thousand Eight Hundred Seventy-five Dollars ($115,875.00) which Debenture shall be designated as Debenture Number 6. Debenture Number 6 shall be due and payable July 6, 1997. The other terms and conditions of Debenture Number 6 are as more fully set forth in said Debenture a true copy of which is attached hereto and made a part hereof.

     4. IFS hereby warrants and covenants to the Foundation that as of the date of this Agreement there are no disputes, offsets, claims or counter-claims of any kind or nature whatsoever under the Debentures or the Debenture Agreement or on the documents executed in connection herewith or therewith or the obligations represented or evidenced thereby.

     5. Wellsway hereby ratifies and reaffirms the Guaranty and covenants that the terms of such Guaranty shall remain in full force and effect and shall apply to Debentures Numbered 4, 5 and 6 and the Debenture Agreement as modified pursuant to the terms of this Restructuring Agreement.

     6. Any capitalized term not expressly defined herein shall have the meaning ascribed to it in the Debenture Agreement.

     7. All references in the Debenture Agreement to the Debentures shall be deemed to include Debentures Numbered 4, 5 and 6 attached hereto.

     8. All other terms of the Debenture Agreement that are not specifically changed by this Restructuring Agreement remain in full force and effect and shall apply to the new Debentures. Any reference in the Debenture Agreement to the term "Debentures" is hereby deemed to include the Debentures 4, 5 and 6 attached hereto.

     9. This Restructuring Agreement may be executed in one or more counterparts, each of which shall be considered an original for all purposes, but all of which together shall constitute one and the same instrument.

     10. This Restructuring Agreement has been negotiated, executed and shall be performed in the State of New York and shall be governed by and construed in accordance with the laws of New York State, without regard to principals of conflict of laws. This Agreement shall be binding upon and inure to the benefit of IFS, Wellsway, the Foundation and their respective successors and assigns.

     11. No provision of this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated unless each party consents thereto in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date first set above.

                                         IFS INTERNATIONAL, INC.



                                         By:_____________________________
                                            Its:


                                         NEW YORK STATE SCIENCE AND
                                           TECHNOLOGY FOUNDATION



                                         By:_____________________________
                                            Its:


                                         WELLSWAY VENTURES, INC.


                                         By:_____________________________
                                            Its:

                         SECOND RESTRUCTURING AGREEMENT


     Agreement made as of the 30th day of April, 1995 among IFS INTERNATIONAL, INC. a New York corporation having its principal place of business at Rensselaer Technology Park, 125 Jordan Road, Troy, New York 12180 ("IFS"); NEW YORK STATE SCIENCE AND TECHNOLOGY FOUNDATION a New York corporation having its principal office and place of business at 99 Washington Avenue, Suite 1730, Albany, New York 12210 ("Foundation"); and WELLSWAY VENTURES, INC. a Delaware corporation having its principal place of business at 185 Jordan Road, Troy, New York 12180 ("Wellsway").

         WHEREAS, the Foundation previously purchased IFS's seven and one-half percent (7.5%) Convertible Debenture in the principal amount of $80,000.00 due July 6, 1992 (referred to herein as Debenture Number 1); IFS's seven and one-half percent (7.5%) Convertible Debenture in the principal amount of $80,000.00 due July 6, 1993 (referred to herein as Debenture Number 2) and IFS's seven and one-half percent (7.5%) Convertible Debenture in the principal amount of $90,000.00 due July 6, 1994 (referred to herein as Debenture Number 3). These Debentures were all issued in accordance with the provisions of a certain Debenture Investment

Agreement between the parties dated July 6, 1989, (the "Debenture Agreement");
and

     WHEREAS, Wellsway guaranteed IFS's repayment of the Debentures and IFS's performance of its obligations under the Debenture Agreement pursuant to the provisions of a certain Guaranty Agreement dated July 6, 1989 (referred to herein as the ("Guaranty"); and

     WHEREAS, upon the request of IFS, the Foundation agreed to extend and modify the payment terms of the Debentures on the terms and conditions set forth in a certain Restructuring Agreement dated as of May 6, 1993 ("First Restructuring Agreement"). IFS issued Debentures numbered 4, 5 and 6 pursuant to the First Restructuring Agreement to replace Debentures numbered 1, 2 and 3; and

     WHEREAS, upon the request of IFS, the Foundation has agreed to convert $71,875 of the principal amount outstanding under Debentures numbered 4, 5, 6 (as defined in the First Restructuring Agreement) into shares of IFS's common stock; agreed to waive all accrued interest on Debentures numbered 4, 5 and 6 from May 6, 1993 to April 30, 1995; and agreed to restructure the payment terms of the remaining principal balance of Debentures numbered 4, 5 and 6 upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, IFS and the Foundation agree as follows:

     1. A portion of the total principal amount of the Debentures equal to $71,875 is hereby converted into 259,673 shares of Wellsway Ventures, Inc. $.00001 par value common stock.

     2. The Foundation hereby waives its right to receive interest accrued on Debentures numbered 4, 5 and 6 from May 6, 1993 through April 30, 1995 in the amount of $37,187.52.

     3. Debenture Number 4 is hereby replaced in its entirety by IFS's Debenture in the principal amount of Eighty Thousand Dollars ($80,000.00), which Debenture shall be designated as Debenture Number 7 and shall be due and payable April 30, 1998. The other terms and conditions of Debenture Number 7 are as more fully set forth in said Debenture, a true copy of which is attached hereto and made a part hereof.

     4. Debenture Number 5 is hereby replaced in its entirety by IFS's Debenture in the principal amount of Eighty Thousand Dollars ($80,000.00), which Debenture shall be designated as Debenture Number 8. Debenture Number 8 shall be due and payable April 30, 1999. The other terms and conditions of Debenture Number 8 are as more fully set forth in said Debenture, a true copy of which is attached hereto and made a part hereof.

     5. Debenture Number 6 is hereby replaced in its entirety by IFS's Debenture in the principal amount of Ninety Thousand Dollars ($90,000.00), which Debenture shall be designated as Debenture Number 9. Debenture Number 9 shall be due and payable April 30, 2000. The other terms and conditions of Debenture Number 9 are as more fully set forth in said Debenture, a true copy of which is attached hereto and made a part hereof.

     6. IFS hereby warrants and covenants to the Foundation that as of the date of this Agreement there are no disputes, offsets, claims or counter-claims of any kind or nature whatsoever under the Debentures or the Debenture Agreement or on the documents executed in connection herewith or therewith or the obligations represented or evidenced thereby.

     7. Wellsway hereby ratifies and reaffirms the Guaranty and covenants that the terms of such Guaranty shall remain in full force and effect and shall apply to Debentures numbered 7, 8 and 9 and to the Debenture Agreement as modified pursuant to the terms of this Second Restructuring Agreement.

     8. Any capitalized term not expressly defined herein shall have the meaning ascribed to it in the Debenture Agreement.

     9. All references in the Debenture Agreement to the Debentures shall be deemed to include Debentures numbered 7, 8 and 9 attached hereto.

     10. All other terms of the Debenture Agreement that are not specifically changed by this Restructuring Agreement remain in full force and effect and shall apply to the new Debentures. Any reference in the Debenture Agreement to the term "Debentures" is hereby deemed to include Debentures 7, 8 and 9 attached hereto.

     11. This Restructuring Agreement may be executed in one or more counterparts, each of which shall be considered an original for all purposes, but all of which together shall constitute one and the same instrument.

     12. This Restructuring Agreement has been negotiated, executed and shall be performed in the State of New York and shall be governed by and construed in accordance with the laws of New York State, without regard to principles of conflict of laws. This Agreement shall be binding upon and inure to the benefit of IFS, Wellsway, the Foundation and their respective successors and assigns.

     13. No provision of this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated unless each party consents thereto in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date first set above.

                                            IFS INTERNATIONAL, INC.



                                            By:_____________________________
                                               Its:


                                            NEW YORK STATE SCIENCE AND
                                              TECHNOLOGY FOUNDATION



                                            By:_____________________________
                                               Its:


                                            WELLSWAY VENTURES, INC.


                                            By:_____________________________
                                               Its:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                           7.5% CONVERTIBLE DEBENTURE

                         Due: April 30, 1998          No. 7


$80,000.00                                                       April 30, 1995


     FOR VALUE RECEIVED, IFS INTERNATIONAL, INC. (hereinafter called "Borrower") a New York Corporation with its principal office and place of business at Rensselaer Technology Park, 125 Jordan Road, Troy, New York 12180, promises to pay to the order of NEW YORK STATE SCIENCE AND TECHNOLOGY FOUNDATION, 99 Washington Avenue, Albany, New York 12210 (hereinafter called "Holder") Eighty Thousand and 00/100 Dollars ($80,000.00) at 99 Washington Avenue, Albany, New York 12210 or at such other address as the Holder shall designate in writing, with interest at the rate of seven and one-half percent (7.5%) per annum on the outstanding balance as follows:

     1. Due Date. The outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon shall be due on April 30, 1998 unless sooner accelerated by the Holder (see paragraph 7) or redeemed by the Borrower (see paragraph 9).

     2. Interest Accrual. Interest on all sums advanced will be accrued and compounded quarterly from the date of issuance to April 30, 1996 and the total accumulated compounded interest due on that date will thereafter be paid in accordance with paragraph 3 below.

     3. Interest Payments. Beginning May 1, 1996, and on the like day of each July, October, January, and April thereafter, accrued and unpaid interest on the sum of (i) the principal balance outstanding and (ii) the unpaid balance of deferred interest determined pursuant to paragraph 2 above will be payable quarterly. In addition to such interest payment, Borrower shall pay when such interest payment is due one eighth (1/8) of the amount of interest determined pursuant to paragraph 2. A delinquency charge of four percent (4%) (plus collection fees) will be immediately due and payable on the unpaid principal and interest if such principal and/or interest is not paid on the date it is due.

     4. Issuance as Part of Series. This Debenture is one of a duly authorized issue of seven and one-half percent (7.5%) Convertible Debentures due 1998 through 2000 and so designated. The Debentures were issued under and pursuant to a Debenture Investment Agreement dated as of July 6, 1989, as modified pursuant to the terms of a certain Restructuring Agreement dated as of May 6, 1993 ("First Restructuring Agreement") and as further modified pursuant to a certain second restructuring agreement dated as of April 30, 1995 ("Second Restructuring Agreement"). The Debenture Investment Agreement as so modified by the First Restructuring Agreement and the Second Restructuring Agreement is hereinafter called the "Agreement". The Agreement has been duly executed by the Borrower and the Holder and the terms and provisions of which are applicable to and includable in this Debenture as if set forth herein and constitute a description of the respective rights, limitation or rights, obligations, duties and immunities of the Borrower, the Holder and all subsequent Holders of the Debentures.

     5. Registration and Transfer. This Debenture shall be registered in the Holder's name on the books of the Borrower and may be transferred only by delivery to a subsequent Holder and registration in the name of such subsequent Holder on the books of the Borrower. This Debenture shall continue to be subject to successive transfers and registrations but payment of any obligation hereunder to the then registered Holder shall constitute full satisfaction of the obligation represented by such payment.

     6. Conversion Privileges. Subject to the provisions of the Agreement, the Holder of this Debenture, may convert it into shares of common stock of Wellsway Ventures, Inc. ("Wellsway"), a Delaware corporation which is the parent or holding company of the Borrower at any time with seven days' prior notice to the Borrower. This

Debenture delivered to the Borrower shall command conversion to common stock of Wellsway in accordance with the prices in the following table, subject to the provisions of Section 5, 6 and 10 of the Agreement:

                                                                  Price of
                    Period                                      Common Stock
                    ------                                      ------------

         April 30, 1995 - April 30, 1997                      $.42 per share

         May 1, 1997 - April 30, 1998                         $.574 per share


     7. Acceleration by Holder. The entire unpaid principal, deferred interest and accrued interest shall become due and payable, at the option of the Holder, upon the happening of any of the following (Event(s) of Default):

          (a) If the Borrower defaults in the payment of any sum due hereunder or under the other Debentures or under the Agreement, and such default is not cured within five (5) business days from the date the Holder gives written notice of default to the Borrower.

          (b) If any judgment in excess of Ten Thousand and 00/100 Dollars ($10,000.00) is entered against the Borrower and such judgment is not satisfied of record with ten (10) days after written notice from the Holder, or if the Borrower fails to file an appeal from such judgment and provide a bond sufficient to pay the same or otherwise obtain a stay of enforcement of such judgment within ten (10) days after notice from the Holder.

          (c) In the event the Borrower makes a general assignment for the benefit of creditors, is subject to a proceeding under any bankruptcy or insolvency laws, has a receiver appointed for all or substantially all of its assets, or suffers an acceleration of or warrant of attachment for any other indebtedness in excess of $10,000, and fails to pay any such indebtedness within ten (10) days after written notice from the Holder or, in the case of any involuntary bankruptcy proceedings, fails to secure a discharge or dismissal of such proceedings within sixty (60) days after it is commenced.

          (d) If any of the Borrower's covenants in the Agreement are not performed or complied with within ten (10) days after written notice of breach of covenant from any Holder of any Debenture issued under the Agreement.

          (e) If any of the Borrower's representations and warranties in the Agreement prove to have been materially false when made.

          (f) In the event of destruction or condemnation of Borrower's premises and failure of the Borrower to continue its business at a new location within a reasonable time after such destruction or condemnation.

     8. No Waiver. No delay by any Holder in exercising and no failure or omission to exercise and no single or partial exercise of any right or power hereunder shall preclude other or further exercise hereof or the exercise of any other right or power by the Holder of any debenture or of any subsequent Holder thereof.

     9. Redemption by Borrower. Subject to the Holder's rights under Section 6, hereof, this Debenture is subject to call or redemption by the Borrower at any time after one year from the date hereof on sixty (60) days' written notice to the Holder for Eighty Thousand and 00/100 Dollars ($80,000.00) plus all unpaid accrued interest. If less than all of the Debentures are to be called, the specific Debenture to be called will first be the Debenture due in 1998, then the Debenture due in 1999, and finally the Debenture due in 2000.

     10. Attorneys' Fees. If this Debenture is not paid in accordance with its terms, the Holder may charge and Borrower must pay reasonable attorneys fees to the Holder should this debenture be referred to counsel for collection.

     11. Construction and Miscellaneous. The provisions of this Debenture and of the Agreement shall bind and inure to the benefit of the Borrower, the Holder and their respective successors and assigns, including any subsequent Holders. This Debenture shall be construed in accordance with the laws of the State of New York. Any modification of this Debenture must be in writing and signed by both the Borrower and the Holder in order to become binding. No purported waiver of any of the provisions of this Debenture shall be enforceable unless contained in a writing signed by or on behalf of the party sought to be charged with any such waiver. The captions or paragraph headings of this Debenture are for convenient reference only and in no way define, limit or prescribe the meaning and interest of the various provisions hereof.

     IN WITNESS WHEREOF, IFS International, Inc. has caused its corporate seal to be hereto affixed and this Debenture to be signed by its duly authorized officer the day and year first written hereinabove.

(SEAL)                                     IFS INTERNATIONAL, INC.



                                           By:__________________________

Attest



---------------------------
Secretary

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                           7.5% CONVERTIBLE DEBENTURE

                       Due: April 30, 1999          No. 8


$80,000.00                                                        April 30, 1995


     FOR VALUE RECEIVED, IFS INTERNATIONAL, INC. (hereinafter called "Borrower") a New York Corporation with its principal office and place of business at Rensselaer Technology Park, 125 Jordan Road, Troy, New York 12180, promises to pay to the order of NEW YORK STATE SCIENCE AND TECHNOLOGY FOUNDATION, 99 Washington Avenue, Albany, New York 12210 (hereinafter called "Holder") Eighty Thousand and 00/100 Dollars ($80,000.00) at 99 Washington Avenue, Albany, New York 12210 or at such other address as the Holder shall designate in writing, with interest at the rate of seven and one-half percent (7.5%) per annum on the outstanding balance as follows:

     1. Due Date. The outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon shall be due on April 30, 1999 unless sooner accelerated by the Holder (see paragraph 7) or redeemed by the Borrower (see paragraph 9).

     2. Interest Accrual. Interest on all sums advanced will be accrued and compounded quarterly from the date of issuance to April 30, 1996 and the total accumulated compounded interest due on that date will thereafter be paid in accordance with paragraph 3 below.

     3. Interest Payments. Beginning May 1, 1996, and on the like day of each July, October, January, and April thereafter, accrued and unpaid interest on the sum of (i) the principal balance outstanding and (ii) the unpaid balance of deferred interest determined pursuant to paragraph 2 above will be payable quarterly. In addition to such interest payment, Borrower shall pay when such interest payment is due one eighth (1/8) of the amount of interest determined pursuant to paragraph 2. A delinquency charge of four percent (4%) (plus collection fees) will be immediately due and payable on the unpaid principal and interest if such principal and/or interest is not paid on the date it is due.

     4. Issuance as Part of Series. This Debenture is one of a duly authorized issue of seven and one-half percent (7.5%) Convertible Debentures due 1998 through 2000 and so designated. The Debentures were issued under and pursuant to a Debenture Investment Agreement dated as of July 6, 1989, as modified pursuant to the terms of a certain Restructuring Agreement dated as of May 6, 1993 ("First Restructuring Agreement") and as further modified pursuant to a certain second restructuring agreement dated as of April 30, 1995 ("Second Restructuring Agreement"). The Debenture Investment Agreement as so modified by the First Restructuring Agreement and the Second Restructuring Agreement is hereinafter called the "Agreement". The Agreement has been duly executed by the Borrower and the Holder and the terms and provisions of which are applicable to and includable in this Debenture as if set forth herein and constitute a description of the respective rights, limitation or rights, obligations, duties and immunities of the Borrower, the Holder and all subsequent Holders of the Debentures.

     5. Registration and Transfer. This Debenture shall be registered in the Holder's name on the books of the Borrower and may be transferred only by delivery to a subsequent Holder and registration in the name of such subsequent Holder on the books of the Borrower. This Debenture shall continue to be subject to successive transfers and registrations but payment of any obligation hereunder to the then registered Holder shall constitute full satisfaction of the obligation represented by such payment.

     6. Conversion Privileges. Subject to the provisions of the Agreement, the Holder of this Debenture, may convert it into shares of common stock of Wellsway Ventures, Inc. ("Wellsway"), a Delaware corporation which is the parent or holding company of the Borrower at any time with seven days' prior notice to the Borrower. This

Debenture delivered to the Borrower shall command conversion to common stock of Wellsway in accordance with the prices in the following table, subject to the provisions of Section 5, 6 and 10 of the Agreement:

                                                              Price of
                           Period                            Common Stock
                           ------                            ------------

         April 30, 1995 - April 30, 1997                    $.42 per share

         May 1, 1997 - April 30, 1999                       $.574 per share


     7. Acceleration by Holder. The entire unpaid principal, deferred interest and accrued interest shall become due and payable, at the option of the Holder, upon the happening of any of the following (Event(s) of Default):

          (a) If the Borrower defaults in the payment of any sum due hereunder or under the other Debentures or under the Agreement, and such default is not cured within five (5) business days from the date the Holder gives written notice of default to the Borrower.

          (b) If any judgment in excess of Ten Thousand and 00/100 Dollars ($10,000.00) is entered against the Borrower and such judgment is not satisfied of record with ten (10) days after written notice from the Holder, or if the Borrower fails to file an appeal from such judgment and provide a bond sufficient to pay the same or otherwise obtain a stay of enforcement of such judgment within ten (10) days after notice from the Holder.

          (c) In the event the Borrower makes a general assignment for the benefit of creditors, is subject to a proceeding under any bankruptcy or insolvency laws, has a receiver appointed for all or substantially all of its assets, or suffers an acceleration of or warrant of attachment for any other indebtedness in excess of $10,000, and fails to pay any such indebtedness within ten (10) days after written notice from the Holder or, in the case of any involuntary bankruptcy proceedings, fails to secure a discharge or dismissal of such proceedings within sixty (60) days after it is commenced.

          (d) If any of the Borrower's covenants in the Agreement are not performed or complied with within ten (10) days after written notice of breach of covenant from any Holder of any Debenture issued under the Agreement.

          (e) If any of the Borrower's representations and warranties in the Agreement prove to have been materially false when made.

          (f) In the event of destruction or condemnation of Borrower's premises and failure of the Borrower to continue its business at a new location within a reasonable time after such destruction or condemnation.

     8. No Waiver. No delay by any Holder in exercising and no failure or omission to exercise and no single or partial exercise of any right or power hereunder shall preclude other or further exercise hereof or the exercise of any other right or power by the Holder of any debenture or of any subsequent Holder thereof.

     9. Redemption by Borrower. Subject to the Holder's rights under Section 6, hereof, this Debenture is subject to call or redemption by the Borrower at any time after one year from the date hereof on sixty (60) days' written notice to the Holder for Eighty Thousand and 00/100 Dollars ($80,000.00) plus all unpaid accrued interest. If less than all of the Debentures are to be called, the specific Debenture to be called will first be the Debenture due in 1998, then the Debenture due in 1999, and finally the Debenture due in 2000.

     10. Attorneys' Fees. If this Debenture is not paid in accordance with its terms, the Holder may charge and Borrower must pay reasonable attorneys fees to the Holder should this debenture be referred to counsel for collection.

     11. Construction and Miscellaneous. The provisions of this Debenture and of the Agreement shall bind and inure to the benefit of the Borrower, the Holder and their respective successors and assigns, including any subsequent Holders. This Debenture shall be construed in accordance with the laws of the State of New York. Any modification of this Debenture must be in writing and signed by both the Borrower and the Holder in order to become binding. No purported waiver of any of the provisions of this Debenture shall be enforceable unless contained in a writing signed by or on behalf of the party sought to be charged with any such waiver. The captions or paragraph headings of this Debenture are for convenient reference only and in no way define, limit or prescribe the meaning and interest of the various provisions hereof.

     IN WITNESS WHEREOF, IFS International, Inc. has caused its corporate seal to be hereto affixed and this Debenture to be signed by its duly authorized officer the day and year first written hereinabove.

(SEAL)                                         IFS INTERNATIONAL, INC.



                                               By:__________________________

Attest



---------------------------
Secretary

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           7.5% CONVERTIBLE DEBENTURE

                        Due: April 30, 2000          No. 9


$90,000.00                                                       April 30, 1995


     FOR VALUE RECEIVED, IFS INTERNATIONAL, INC. (hereinafter called "Borrower") a New York Corporation with its principal office and place of business at Rensselaer Technology Park, 125 Jordan Road, Troy, New York 12180, promises to pay to the order of NEW YORK STATE SCIENCE AND TECHNOLOGY FOUNDATION, 99 Washington Avenue, Albany, New York 12210 (hereinafter called "Holder") Ninety Thousand and 00/100 Dollars ($90,000.00) at 99 Washington Avenue, Albany, New York 12210 or at such other address as the Holder shall designate in writing, with interest at the rate of seven and one-half percent (7.5%) per annum on the outstanding balance as follows:

     1. Due Date. The outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon shall be due on April 30, 2000 unless sooner accelerated by the Holder (see paragraph 7) or redeemed by the Borrower (see paragraph 9).

     2. Interest Accrual. Interest on all sums advanced will be accrued and compounded quarterly from the date of issuance to April 30, 1996 and the total accumulated compounded interest due on that date will thereafter be paid in accordance with paragraph 3 below.

     3. Interest Payments. Beginning May 1, 1996, and on the like day of each July, October, January, and April thereafter, accrued and unpaid interest on the sum of (i) the principal balance outstanding and (ii) the unpaid balance of deferred interest determined pursuant to paragraph 2 above will be payable quarterly. In addition to such interest payment, Borrower shall pay when such interest payment is due one eighth (1/8) of the amount of interest determined pursuant to paragraph 2. A delinquency charge of four percent (4%) (plus collection fees) will be immediately due and payable on the unpaid principal and interest if such principal and/or interest is not paid on the date it is due.

     4. Issuance as Part of Series. This Debenture is one of a duly authorized issue of seven and one-half percent (7.5%) Convertible Debentures due 1998 through 2000 and so designated. The Debentures were issued under and pursuant to a Debenture Investment Agreement dated as of July 6, 1989, as modified pursuant to the terms of a certain Restructuring Agreement dated as of May 6, 1993 ("First Restructuring Agreement") and as further modified pursuant to a certain second restructuring agreement dated as of April 30, 1995 ("Second Restructuring Agreement"). The Debenture Investment Agreement as so modified by the First Restructuring Agreement and the Second Restructuring Agreement is hereinafter called the "Agreement". The Agreement has been duly executed by the Borrower and the Holder and the terms and provisions of which are applicable to and includable in this Debenture as if set forth herein and constitute a description of the respective rights, limitation or rights, obligations, duties and immunities of the Borrower, the Holder and all subsequent Holders of the Debentures.

     5. Registration and Transfer. This Debenture shall be registered in the Holder's name on the books of the Borrower and may be transferred only by delivery to a subsequent Holder and registration in the name of such subsequent Holder on the books of the Borrower. This Debenture shall continue to be subject to successive transfers and registrations but payment of any obligation hereunder to the then registered Holder shall constitute full satisfaction of the obligation represented by such payment.

     6. Conversion Privileges. Subject to the provisions of the Agreement, the Holder of this Debenture, may convert it into shares of common stock of Wellsway Ventures, Inc. ("Wellsway"), a Delaware corporation which is the parent or holding company of the Borrower at any time with seven days' prior notice to the Borrower. This Debenture delivered to the Borrower shall command conversion to common stock of Wellsway in accordance with the prices in the following table, subject to the provisions of Section 5, 6 and 10 of the Agreement:

                                                            Price of
                           Period                         Common Stock
                           ------                         ------------


         April 30, 1995 - April 30, 1997                 $.42 per share

         May 1, 1997 - April 30, 2000                    $.574 per share


     7. Acceleration by Holder. The entire unpaid principal, deferred interest and accrued interest shall become due and payable, at the option of the Holder, upon the happening of any of the following (Event(s) of Default):

          (a) If the Borrower defaults in the payment of any sum due hereunder or under the other Debentures or under the Agreement, and such default is not cured within five (5) business days of the following (Event(s) of Default):

          (a) If the Borrower defaults in the payment of any sum due hereunder or under the other Debentures or under the Agreement, and such default is not cured within five (5) business days from the date the Holder gives written notice of default to the Borrower.

          (b) If any judgment in excess of Ten Thousand and 00/100 Dollars ($10,000.00) is entered against the Borrower and such judgment is not satisfied of record with ten (10) days after written notice from the Holder, or if the Borrower fails to file an appeal from such judgment and provide a bond sufficient to pay the same or otherwise obtain a stay of enforcement of such judgment within ten (10) days after notice from the Holder.

          (c) In the event the Borrower makes a general assignment for the benefit of creditors, is subject to a proceeding under any bankruptcy or insolvency laws, has a receiver appointed for all or substantially all of its assets, or suffers an acceleration of or warrant of attachment for any other indebtedness in excess of

     $10,000, and fails to pay any such indebtedness within ten (10) days after written notice from the Holder or, in the case of any involuntary bankruptcy proceedings, fails to secure a discharge or dismissal of such proceedings within sixty (60) days after it is commenced.

          (d) If any of the Borrower's covenants in the Agreement are not performed or complied with within ten (0) days after written notice of breach of covenant from any Holder of any Debenture issued under the Agreement.

          (e) If any of the Borrower's representations and warranties in the Agreement prove to have been materially false when made.

          (f) In the event of destruction or condemnation of Borrower's premises and failure of the Borrower to continue its business at a new location within a reasonable time after such destruction or condemnation.

     8. No Waiver. No delay by any Holder in exercising and no failure or omission to exercise and no single or partial exercise of any right or power hereunder shall preclude other or further exercise hereof or the exercise of any other right or power by the Holder of any debenture or of any subsequent Holder thereof.

     9. Redemption by Borrower. Subject to the Holder's rights under Section 6, hereof, this Debenture is subject to call or redemption by the Borrower at any time after one year from the date hereof on sixty (60) days' written notice to the Holder for Ninety Thousand and 00/100 Dollars ($90,000.00) plus all unpaid accrued interest. If less than all of the Debentures are to be called, the specific Debenture to be called will first be the Debenture due in 1998, then the Debenture due in 1998, and finally the Debenture due in 2000.

     10. Attorneys' Fees. If this Debenture is not paid in accordance with its terms, the Holder may charge and Borrower must pay reasonable attorneys fees to the Holder should this debenture be referred to counsel for collection.

     11. Construction and Miscellaneous. The provisions of this Debenture and of the Agreement shall bind and inure to the benefit of the Borrower, the Holder and their respective successors and assigns, including any subsequent Holders. This Debenture shall be construed in accordance with the laws of the State of New York. Any modification of this Debenture must be in writing and signed by both the Borrower and the Holder in order to become binding. No purported waiver of any of the provisions of this Debenture shall be enforceable unless contained in a writing signed by or on behalf of the party sought to be charged with any such waiver. The captions or paragraph headings of this Debenture are for convenient reference only and in no way define, limit or prescribe the meaning and interest of the various provisions hereof.

     IN WITNESS WHEREOF, IFS International, Inc. has caused its corporate seal to be hereto affixed and this Debenture to be signed by its duly authorized officer the day and year first written hereinabove.

(SEAL)                                            IFS INTERNATIONAL, INC.



                                                  By:__________________________

Attest



---------------------------
Secretary